Guggenheim Enhanced Equity Income Fund
Cusip: 40167B100 Record Date: March 13, 2020
Ticker: GPM                      Payable Date: March 31, 2020

Distribution Amount Per Share: $0.2400

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income; net realized short-term capital gains; net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Quarterly Distribution ($)	% Breakdown of the Current Quarterly Distribution	Total Cumulative Distributions for the Fiscal Year to Date ($)	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date
Net Investment Income	-	-	-	-
Net Realized Short-Term Capital Gains	$0.2400	100.00%	$0.2400	100.00%
Net Realized Long-Term Capital Gains	-	-	-	-
Return of Capital	-	-	-	-
Total (per common share)	$0.2400	100.00%	$0.2400	100.00%
If the Fund estimates that it has distributed more than its income and net realized capital gains, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s Investment performance and should not be confused with “yield” or “income”.

The amounts and sources of distributions reported in this 19(a) Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations.  The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

The following table provides GPM’s total return performance based on net asset value (NAV) over various time periods compared to GPM’s annualized and cumulative distributions rates.

Average annual total return (in relation to NAV) for five-year period ending February 29, 2020	5.35%
Annualized current distribution rate expressed as a percentage of NAV as of February 29, 2020	14.04%
Cumulative total return (in relation to NAV) for the fiscal year through February 29, 2020	-14.29%
Cumulative fiscal year distribution rate as a percentage of NAV as of February 29, 2020	3.51%

Performance data quoted represents past performance, which is no guarantee of future results and current performance may be lower or higher than the figures shown. Total returns reflect fees and expenses of the Fund.

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Policy.

Guggenheim Enhanced Equity Income Fund
Cusip: 40167B100 Record Date: June 15, 2020
Ticker: GPM          Payable Date: June 30, 2020

Distribution Amount Per Share: $0.1200

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income; net realized short-term capital gains; net realized long-term capital gains and return of capital.  All amounts are expressed per common share.

	Current Quarterly Distribution ($)	% Breakdown of the Current Quarterly Distribution	Total Cumulative Distributions for the Fiscal Year to Date ($)	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date
Net Investment Income	-	-	-	-
Net Realized Short-Term Capital Gains	-	-	-	-
Net Realized Long-Term Capital Gains	-	-	-	-
Return of Capital	$0.1200	100.00%	$0.3600	100.00%
Total (per common share)	$0.1200	100.00%	$0.3600	100.00%
If the Fund estimates that it has distributed more than its income and net realized capital gains, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s Investment performance and should not be confused with “yield” or “income”.

The amounts and sources of distributions reported in this 19(a) Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations.  The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

The following table provides GPM’s total return performance based on net asset value (NAV) over various time periods compared to GPM’s annualized and cumulative distributions rates.

Average annual total return (in relation to NAV) for five-year period ending May 31, 2020	3.10%
Annualized current distribution rate expressed as a percentage of NAV as of May 31, 2020	8.03%
Cumulative total return (in relation to NAV) for the fiscal year through May 31, 2020	-21.53%
Cumulative fiscal year distribution rate as a percentage of NAV as of May 31, 2020	6.02%

Performance data quoted represents past performance, which is no guarantee of future results and current performance may be lower or higher than the figures shown. Total returns reflect fees and expenses of the Fund.
You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Policy.

Guggenheim Enhanced Equity Income Fund
Cusip: 40167B100 Record Date: September 15, 2020
Ticker: GPM            Payable Date: September 30, 2020

Distribution Amount Per Share: $0.1200

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income; net realized short-term capital gains; net realized long-term capital gains and return of capital.  All amounts are expressed per common share.

	Current Quarterly Distribution ($)	% Breakdown of the Current Quarterly Distribution	Total Cumulative Distributions for the Fiscal Year to Date ($)	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date
Net Investment Income	$0.0164	13.67%	$0.0164	3.42%
Net Realized Short-Term Capital Gains	-	-	-	-
Net Realized Long-Term Capital Gains	-	-	-	-
Return of Capital	$0.1036	86.33%	$0.4636	96.58%
Total (per common share)	$0.1200	100.00%	$0.4800	100.00%
If the Fund estimates that it has distributed more than its income and net realized capital gains, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s Investment performance and should not be confused with “yield” or “income”.

The amounts and sources of distributions reported in this 19(a) Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations.  The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

The following table provides GPM’s total return performance based on net asset value (NAV) over various time periods compared to GPM’s annualized and cumulative distributions rates.

Average annual total return (in relation to NAV) for five-year period ending August 31, 2020	7.14%
Annualized current distribution rate expressed as a percentage of NAV as of August 31, 2020	7.25%
Cumulative total return (in relation to NAV) for the fiscal year through August 31, 2020	-11.39%
Cumulative fiscal year distribution rate as a percentage of NAV as of August 31, 2020	7.25%

Performance data quoted represents past performance, which is no guarantee of future results and current performance may be lower or higher than the figures shown. Total returns reflect fees and expenses of the Fund.
You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Policy.

Guggenheim Enhanced Equity Income Fund
Cusip: 40167B100	Record Date: December 15, 2020
Ticker: GPM	Payable Date: December 31, 2020

Distribution Amount Per Share: $0.1200

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income; net realized short-term capital gains; net realized long-term capital gains and return of capital. All amounts are expressed per common share.

		% Breakdown of the	Total Cumulative	% Breakdown of the Total
	Current Quarterly	Current Quarterly	Distributions for the	Cumulative Distributions
	Distribution ($)	Distribution	Fiscal Year to Date ($)	for the Fiscal Year to Date
Net Investment Income	$0.0491	40.92%	$0.0655	10.92%
Net Realized Short-Term Capital Gains	-	-	-	-
Net Realized Long-Term Capital Gains	-	-	-	-
Return of Capital	$0.0709	59.08%	$0.5345	89.08%
Total (per common share)	$0.1200	100.00%	$0.6000	100.00%

If the Fund estimates that it has distributed more than its income and net realized capital gains, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s Investment performance and should not be confused with “yield” or “income”.
The amounts and sources of distributions reported in this 19(a) Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.
The following table provides GPM’s total return performance based on net asset value (NAV) over various time periods compared to GPM’s annualized and cumulative distributions rates.

Average annual total return (in relation to NAV) for five-year period ending November 30, 2020	7.77%
Annualized current distribution rate expressed as a percentage of NAV as of November 30, 2020	6.71%
Cumulative total return (in relation to NAV) for the fiscal year through November 30, 2020	-2.48%
Cumulative fiscal year distribution rate as a percentage of NAV as of November 30, 2020	8.39%

Performance data quoted represents past performance, which is no guarantee of future results and current performance may be lower or higher than the figures shown.
Total returns reflect fees and expenses of the Fund.
You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Policy.